UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

CATCHMARK TIMBER TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the Board of Directors (the “Board”) of CatchMark Timber Trust, Inc. (the “Company”) increased the size of the Board from seven to eight and elected Paul S. Fisher to fill the vacancy created by the increase, effective immediately. Mr. Fisher will serve as a director until the Company’s next annual meeting of stockholders and until his successor is elected and duly qualified. The Board determined that Mr. Fisher meets the requirements for an independent director as provided in the Company’s charter and the listing standards of the New York Stock Exchange. The Board also appointed Mr. Fisher to serve on the Board’s Nominating and Corporate Governance Committee and Compensation Committee. The election of Mr. Fisher to the Board was not made pursuant to any arrangement or understanding between him and any other person.

Paul S. Fisher, 60, was the President and Chief Executive Officer of CenterPoint Properties Trust, a developer, investor and manager of supply chain industrial assets and related transportation infrastructure, from 2011 to 2013. He co-founded the company in 1993 and served as General Counsel and Chief Financial Officer before being appointed President in 2004. CenterPoint was a publicly-traded REIT from 1993 until 2006 when it was privatized by a joint venture of the California Employees Retirement System (CalPERS) and LaSalle Investment Management, Inc. Before joining CenterPoint, Mr. Fisher was a Vice President of Finance and Acquisitions at Miglin-Beitler Inc., a Chicago-based office developer. Previously, Mr. Fisher served as Vice President of Corporate Finance at The First National Bank of Chicago and as a Vice President of Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher serves on the U.S. Department of Commerce Advisory Council on Supply Chain Competitiveness. He is also on the Advisory Board of the Supply and Value Chain Center of Loyola University. Mr. Fisher received a Bachelor of Arts in Economics from The University of Notre Dame and a Doctor of Law degree from The University of Chicago School of Law.

As of date of his election to the Board, Mr. Fisher will participate in the Company’s Amended and Restated Independent Directors Compensation Plan, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, and is incorporated herein by reference (the “Director Plan”). Pursuant to the Director Plan, the Company granted Mr. Fisher approximately $21,995 in shares of Class A common stock in connection with his initial election to the Board. In addition, Mr. Fisher will receive a cash retainer of $47,638. Both the stock grant and the cash retainer have been prorated.

Item 7.01	Regulation FD Disclosure

On January 19, 2016, the Company issued a press release announcing the election of Mr. Fisher to the Board, as discussed above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.

The information provided in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer

Dated: January 19, 2016

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release